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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): December 11, 1997
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                           PLATINUM technology, inc
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              (Exact Name of Registrant as Specified in Charter)


          Delaware                   0-19058                     36-3509662
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(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)              Identification No.


1815 S. Meyers Road, Oakbrook Terrace, IL                          60181
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code (630) 620-5000
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Item 5.   Other Events.

          On December 11, 1997, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing its issuance of $150 million in aggregate principal amount of its 6.25% Convertible Subordinated Notes due 2002. The information contained in this press release is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1    Press Release of Registrant dated December 11, 1997


Item 9.   Sales of Equity Securities Pursuant to Regulation S

          On December 16, 1997, the Registrant issued $150 million in aggregate principal amount of its 6.25% Convertible Subordinated Notes due 2002 (the "Notes"). The Notes are unsecured subordinated obligations of the Registrant and mature on December 15, 2002. The Notes bear interest at a rate of 6.25% per annum, payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 1998. The Notes are convertible into common stock of the Registrant at a conversion price of $36.0525 per share (equivalent to a conversion rate of approximately 27.74 shares per $1,000 principal amount of notes). The Notes are subject to redemption by the Registrant, from December 15, 2000 through December 14, 2001 at a redemption price of 102.50% of the principal amount and from December 15, 2001 through December 2002 at a redemption price of 101.25% of the principal amount. The Notes are issued under an Indenture, between the Registrant and American National Bank and Trust Company of Chicago, as Trustee, dated as of December 15, 1997.

          Pursuant to a Purchase Agreement, between the Company and Deutsche Morgan Grenfell Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers") dated as of December 11, 1997, the Notes were initially sold to the Initial Purchasers, at a price equal to the principal amount of the Notes purchased less a discount of 3% of such principal amount, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), in a transaction not involving any public offering. The Notes were then resold (a) to "qualified institutional buyers" (as defined in Rule 144A under the Act) ("QIBs") in compliance with Rule 144A, and (b) outside the United States to persons other than United States persons ("Non-U.S. Persons," which term includes dealers or other professional fiduciaries in the United States acting on a discretionary basis for Non-U.S. beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Act. Of the $150 million in aggregate principal amount of Notes resold by the Initial Purchasers, $147.25 million in principal amount was sold pursuant to Rule 144A and $2.75 million in principal amount was sold pursuant to Regulation S. Each purchaser of the Notes purchasing pursuant to Regulation S was deemed to have represented that (i) it purchased the Notes for its own account or an account

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with respect to which it exercises sole investment discretion and (ii) it or such account is a non-U.S. person that is outside the United States (or Non-U.S. Person that is a dealer or other fiduciary as referred to above). The transaction was consummated in compliance with the other requirements of Regulation S.

          The net proceeds from the sale of Notes will be used for general corporate purposes, including working capital, and to reduce the sale of installment receivables in the future.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PLATINUM technology, inc.



Dated:  December 18, 1997               By:  /s/ LARRY FREEDMAN
                                             -----------------------------------
                                             Larry Freedman
                                             Vice President, General Counsel and
                                             Secretary

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                                 Exhibit Index
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 Exhibit #                           Item
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   99.1        Press Release of Registrant dated December 11, 1997